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                                                                    EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in Supplement No. 5 to the Prospectus related to the Registration Statement on Form S-11 of our report dated March 30, 2004 relating to the financial statements of Behringer Harvard Short-Term Opportunity Fund I LP, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
April 6, 2004